Exhibit 10.2

PURCHASE AGREEMENT COM0344-13

between

EMBRAER S.A.

and

SKYWEST INC.

EXECUTION VERSION

ATTACHMENTS

“A” - AIRCRAFT CONFIGURATION EMBRAER 175 [***]

Exhibit 1 to Attachment A (LOPA)

“B” - FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE

Exhibit 1 to Attachment B (LIST OF TECHNICAL PUBLICATIONS)

Exhibit 2 to Attachment B (SPECIAL INSURANCE CLAUSES)

“C” - WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP

“D” - PRICE ESCALATION FORMULA

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“G” — AIRCRAFT DELIVERY SCHEDULE

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PURCHASE AGREEMENT COM0344-13

THIS AGREEMENT IS ENTERED INTO THIS 17TH DAY OF JUNE, 2013, BY AND BETWEEN EMBRAER S.A. AND SKYWEST INC., FOR THE PURCHASE AND SALE OF EMBRAER AIRCRAFT.

THE SALE COVERED BY THIS AGREEMENT SHALL BE GOVERNED SOLELY BY THE TERMS AND CONDITIONS HEREIN SET FORTH, AS WELL AS BY THE PROVISIONS SET FORTH IN THE ATTACHMENTS HERETO.

1.                                       INTERPRETATION

1.1.                           Definitions

For the purpose of this Agreement, the following definitions are hereby adopted by the Parties:

1.1.1.                  “Actual Delivery Date”: shall mean, with respect to each Aircraft, the date on which Buyer obtains title to that Aircraft in accordance with Article 7.

1.1.2.                  “AD’s”: shall mean effective Airworthiness Directives issued by either the ANAC or the Airworthiness Authority, in connection with and with respect to the Aircraft.

1.1.3.                  “Agreement” or “Purchase Agreement”: shall mean this purchase agreement and any amendments thereto.

1.1.4.                  “Aircraft”: shall mean [***] the EMBRAER 175 [***] aircraft [***] manufactured by Embraer according to Attachment “A”, for sale to Buyer pursuant to this Agreement, equipped with two engines identified therein (or, where there is more than one of such Aircraft, each of such Aircraft).  [***].

1.1.5.                  “Aircraft Basic Price”: shall mean the Aircraft price, as defined in Article 3.1.

1.1.6.                  “Aircraft Purchase Price”: shall mean the Aircraft price, effective on the relevant Aircraft Contractual Delivery Date, resulting from the application of the Escalation Formula to the Aircraft Basic Price as set forth in Article 3.3.

1.1.7.                  “Airworthiness Authority”: shall mean the United States Federal Aviation Administration or FAA.

1.1.8.                  “ANAC”: shall mean the Brazilian civil aviation authority — Agência Nacional de Aviação Civil.

1.1.9.                  “BFE”: shall have the meaning set forth in Article 3.3 of Attachment “A”.

1.1.10.                       “Business Day(s)”: shall mean a day on which banks are open for business in São José dos Campos -SP in Brazil, St. George, Utah and New York, New York in the United States.

1.1.11.                       “Buyer”: shall mean SkyWest Inc., a company organized and existing under the laws of Utah with its principal place of business at 444 South River Road, St. George, Utah, 84790, USA.

1.1.12.                       “Contractual Delivery Date”: shall mean the delivery date referred to in Article 5.

1.1.13.                       “Day(s)”: shall mean calendar days.

1.1.14.                       “Embraer”: shall mean Embraer S.A., a Brazilian corporation organized and existing under the laws of Brazil with its principal place of business at Av. Brigadeiro Faria Lima, 2170, São José dos Campos, SP, Brazil.

1.1.15.                       “Escalation Formula”: shall mean the escalation formula contained in Attachment “D”.

1.1.16.                       “FAF”: shall mean delivery of an Aircraft in fly-away-factory condition, flying from the place designated in Article 5 and cleared for export by Embraer.

1.1.17.                       “Initial Deposit”: shall mean the initial deposit paid for each Aircraft referred to in Article 4.1.1 and for [***].

1.1.18.                       “LIBOR” :for purposes of calculating any rate under this Agreement for any period for which the same is to be established, shall mean a rate per annum equal to the US$ Six-Month LIBOR published or reported by the Telerate Channel (equal to the US$ interest rate for a period of Six-months displayed on page LIBOR 01 of the Reuters screen or any successor or substitute page of such screen, providing rate quotations comparable to those currently provided on such page of such screen) at 11:00 a.m. London time, in the London interbank market on  the first day of such period (or if such date is not a London business day, the immediately preceding London business day) and in an amount comparable to the amount for which such rate is to be established. For purposes of this definition, “London business day” means any day excluding Saturday, Sunday and any day on which commercial banks in London, England are authorized or required by law to remain closed.

1.1.19.                       “Major Changes”: shall mean the changes to the design of the Aircraft, as defined in Article 11.2.2.

1.1.20.                       “Mandatory Service Bulletins”: shall mean the mandatory service bulletins applicable to the Aircraft, which are issued by Embraer to implement the AD’s referred to under Article 11.4.

1.1.21.                       “Minor Changes”: shall mean the changes to the design of the Aircraft defined as per the terms and conditions of Article 11.2.1.

1.1.22.                       “Parties”: shall mean Embraer and Buyer.

1.1.23.                       “Product Support Package”: shall mean the products and Services to be provided by Embraer as per Article 13.

1.1.24.                       “PMC” has the meaning set forth in Article 11.5.

1.1.25.                       “Purchase Right Aircraft” shall have the meaning provided for in Article 21.

1.1.26.                       “Scheduled Inspection Date”: shall mean the date on which a certain Aircraft hereunder is available for inspection and acceptance by and subsequent delivery to Buyer, as per the terms and conditions of Article 7.1.

1.1.27.                       “Services”: shall mean the services, as defined in Article 2.3 of Attachment “B”.

1.1.28.                       “Technical Description”:  shall mean [***] 175 [***], as supplemented and amended from time to time.

1.1.29.                       “Technical Publications”: shall mean the technical documentation pertaining and related to the Aircraft, as identified in Article 2.2 and listed in Exhibit 1, both to Attachment “B”.

1.1.30.                       “USD” or “US$”: shall mean the legal currency of the United States of America.

1.1.31.                       “Vendor”: shall mean third party suppliers of equipment, parts, tools, ground support and test equipment to Embraer to use on or in connection with the Aircraft.

1.1.32.                       “Working Day(s)”: shall mean a day, other than Saturday, Sunday or holiday, on which Embraer in São José dos Campos, SP, Brazil is open for business.

1.2                              Construction

In this Agreement unless otherwise expressly provided:

1.2.1 words importing the plural shall include the singular and vice versa,

1.2.2 a reference to an Article, Attachment or Exhibit is a reference to an Article, Attachment or Exhibit to this Agreement, and

1.2.3 the headings in this Agreement are to be ignored in construing this Agreement.

2.                                       SUBJECT

Subject to the terms and conditions of this Agreement:

2.1 Embraer shall sell and deliver and Buyer shall purchase and take delivery of one hundred (100) Aircraft;

2.2 Embraer shall provide to Buyer the Services and the Technical Publications as described in Attachment “B” to this Agreement; and

2.3 Buyer shall have the option to purchase up to one hundred (100) Purchase Right Aircraft, in accordance with Article 21.

3.                                       PRICE

3.1 The Aircraft Basic Price of each Aircraft is [***].

3.2 The Services and Technical Publications and other services specified in Attachment “B” are to be provided [***]. Additional technical publications as well as other services shall be billed to Buyer in accordance with Embraer’s rates prevailing at the time Buyer places a purchase order for such additional technical publications or other services[***].

3.3 The Aircraft Basic Price shall be escalated according to the Escalation Formula. Such price as escalated shall be the Aircraft Purchase Price and it will be provided by Embraer to Buyer [***] prior to each Aircraft Contractual Delivery Date.

4.                                       PAYMENT

4.1 To secure the Aircraft delivery positions set forth in Article 5 and to ensure delivery of Aircraft in accordance with the delivery schedule set forth in Article 5, Buyer shall pay Embraer for each Aircraft the amounts set forth in Article 3 in accordance with the terms and conditions contained in this Article 4. The Parties acknowledge that each of the Aircraft and the corresponding delivery positions have been reserved for purchase by Buyer and such Aircraft have been removed from the market. The amounts specified in Article 3 shall be paid by Buyer by wire transfer in immediately available USD funds, to a bank account to be timely informed by Embraer.

The Aircraft Purchase Price for each Aircraft (other than Purchase Right Aircraft for which payment terms are provided in Article 21) shall be paid by Buyer, as follows:

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4.2 In the event of Buyer failing to pay any amount payable as set forth in Articles 4.1.2 through 4.1.4 hereunder on the relevant due date and thereafter [***] after receipt by Buyer of notice from Embraer of the failure to pay the required amount, Buyer shall pay to Embraer immediately upon demand made from time to time interest on such amount, or any part thereof, not paid from the date on which Buyer received such notice of failure to pay until the date on which the same is paid in full at the rate equal to [***] pro rated on any part thereof. For the payments referred to under Article 4.1.5, interest shall be calculated as per Article 7.8. Without prejudice to Embraer’s rights set forth in Article 4.3, interest accrued will be invoiced by Embraer [***], beginning one month after the date on which payments should have been made, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

4.3 Without prejudice to the payment of interest on late payments set forth above, should Buyer fail to make any payment on or before the due date and after the notice referred to in Article 4.2, and if such failure shall not have been cured within [***] following the date of such notice Embraer shall have the right to postpone the relevant Aircraft Contractual Delivery [***]. Notwithstanding the foregoing, Embraer shall have the right to [***] if such failure shall not have been cured within [***] following the date on which notice referred to in Article 4.2 is received by Buyer.

4.4 Net payments: Except as otherwise provide for in Article 17 hereof, all payments to be made by Buyer under this Agreement shall be made without set off or withholding whatsoever. If Buyer is obliged by law to make any deduction or withholding from any such payment, the amount due from Buyer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Embraer receives a net amount equal to the amount Embraer would have received had no such deduction or withholding been required to be made.

4.5 Payment Date: unless otherwise agreed by the Parties in writing, payment of the amounts referred in Articles 4.1.2, 4.1.3 and 4.1.4, shall be made by Buyer on or before the [***] prior to the [***] of the month on which each of such payments is [***].

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4.7 [***]: except as expressly determined otherwise in this Agreement, all payments made by Buyer to Embraer hereunder shall be [***].

5.            DELIVERY

Subject to payment in accordance with Article 4 and the provisions of Articles 7 and 9, Embraer shall offer the Aircraft to Buyer for inspection, acceptance and subsequent delivery in FAF condition, at Embraer premises in São José dos Campos, State of São Paulo, Brazil, on a date within the month contained in Section 1 of Attachment “G” to this Agreement.

Except as otherwise expressly provided differently elsewhere in this Agreement, the date indicated in Section 1 of Attachment “G” to this Agreement shall be deemed to be the last day of the month set forth therein.

6.                         CERTIFICATION

6.1                               The EMBRAER 175 [***] model aircraft shall be type certified pursuant to FAA airworthiness requirement contained in U.S. 14 CFR Part 25 — Airworthiness Standards Transport Category Airplanes [***].

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6.2 The Aircraft shall be manufactured by Embraer in compliance with FAA type certification and the operational requirements of the Airworthiness Authority, except for the items that are under Buyer’s regulatory responsibility pursuant to the FAR operational requirements and are not otherwise required to be provided by Embraer under this Agreement. Buyer shall be solely responsible for determining which operational requirements of the Airworthiness Authority are to be incorporated into the Aircraft configuration and for informing Embraer thereof. All such requirements, to the extent not included in Attachment A at the time of execution of this Purchase Agreement, shall be treated in accordance with the terms and conditions of Article 11.5.

6.3 The Aircraft shall be delivered to Buyer with an export certificate of airworthiness issued by the ANAC complying with the type certificate. The condition of the Aircraft at delivery and the documentation delivered with the Aircraft, including the above mentioned export certificate of airworthiness, shall enable Buyer to obtain a certificate of airworthiness from the Airworthiness Authority. Subject to the above, it shall be Buyer’s responsibility to obtain such certificate of airworthiness for and the registration of the Aircraft, at Buyer’s sole expense.

7.                                       ACCEPTANCE AND TRANSFER OF OWNERSHIP

7.1 The Aircraft shall be delivered in accordance with the schedule specified in Attachment “G” hereto. Embraer shall give Buyer [***] advance notice by e-mail or facsimile of the date on which Embraer considers that each Aircraft will be ready for inspection, acceptance and subsequent delivery. The final notification shall be issued by Embraer to Buyer with no less than [***] prior to the date that the Aircraft will be made available for Buyer’s inspection, which date shall be defined as the “Scheduled Inspection Date”, on which date Buyer shall promptly start inspecting such Aircraft.

7.2 Buyer shall be allowed a reasonable period of time but in no event greater than [***] to inspect and conduct an acceptance flight of each Aircraft prior to its delivery. [***]. Embraer will provide the fuel and insurance for the Aircraft’s acceptance flight in accordance with the insurance policy of Embraer.

7.3 If Buyer finds an Aircraft acceptable, Buyer shall promptly execute and deliver a certificate of acceptance of such Aircraft and pay any and all amounts then due and payable pursuant to this Agreement, including but not limited to all amounts referred to in Articles 4.1, 4.2, 7.8 and 8 as applicable. Simultaneously with receipt of the certificate of acceptance and the payments then due and payable, Embraer shall issue a warranty bill of sale, thus effecting transfer of title and risk in and to the Aircraft to Buyer, free and clear of any liens and encumbrances, at which time Buyer shall promptly remove the Aircraft from the facilities of Embraer.

7.4 Buyer may decline to accept an Aircraft which does not materially comply with the specification set forth in Attachment “A” or [***] not in an airworthy condition. For the purposes of this Article 7, an Aircraft shall be deemed not to be materially compliant when one or more of the Aircraft characteristics identified in Article 11.2.1 (i) through (vii) are adversely affected by such non-compliance vis-à-vis the specification set forth in Attachment “A” [***].

7.5 If Buyer declines to accept an Aircraft, Buyer shall give Embraer written notice of all specific reasons for such refusal within [***] following the last day of the [***] inspection period permitted above and Embraer shall have [***], commencing on the [***] after receipt of such notice, to take all necessary actions in order to resubmit the Aircraft to Buyer for re-inspection.

7.6 Buyer shall be allowed [***] to re-inspect the Aircraft, starting on the day immediately following receipt by Buyer of notice from Embraer that all necessary actions were taken. In the event Buyer declines to accept an Aircraft after this procedure is carried out twice, the Parties shall convene immediately following final refusal to accept the Aircraft in order to negotiate possible solutions. If within [***] counted from the date in which Embraer receives notice of such final refusal to accept the Aircraft, Embraer and Buyer fail to reach an agreement in writing, then either Party may terminate this Agreement with respect to the affected Aircraft without liability to either Party, except that Embraer shall return to Buyer the amounts actually received by Embraer from Buyer towards the purchase of the affected Aircraft and the BFE (if applicable) in each case [***].

7.6.1 In the event that Buyer accepts an Aircraft that complies with Article 7.4 hereof [***].

7.7 Should Buyer fail to perform the acceptance and transfer of title to the Aircraft or to give Embraer written notice of specific reasons for refusal, within the periods provided for and in accordance with this Article 7, Embraer shall be entitled, at its discretion, to either [***]. Embraer rights [***] shall only become effective if such default of Buyer has not been cured within [***] counted from the Scheduled Inspection Date [***].

7.8 Notwithstanding the provisions of Article 7.7 and in addition to Embraer’s rights pursuant to Article 20.3 should Buyer fail to perform the acceptance and transfer of title to the Aircraft within the time period specified in Articles 7.2, 7.3, 7.5 and 7.6, as applicable, and provided Embraer has tendered the Aircraft as contemplated by this Agreement, interest will accrue at the rate equal to [***] calculated over the unpaid balance of the relevant Aircraft Purchase Price, prorated from the date on which Buyer should have completed the inspection or re-inspection of the Aircraft, whichever is later, until the date in which transfer of title occurs or until the date Embraer terminates this Agreement pursuant to Article 7.7, whichever occurs first. Without prejudice to Embraer’s rights set forth in Article 7.7, interest accrued will be invoiced by Embraer on a [***] basis, beginning [***] after the date on which the Aircraft acceptance or transfer of title should have been performed, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

8.                                       STORAGE CHARGE

8.1 A storage charge equal to [***] per [***] shall be charged by Embraer to Buyer commencing on:

8.1.1 Buyer’s failure to perform inspection or re-inspection of an Aircraft, whichever is later, per the date or time period specified in writing by Embraer, according to Articles 5 and/or 7, as applicable; or

8.1.2 Buyer’s acceptance of an Aircraft when Buyer defaults in the fulfillment of any payment due and in taking title to such Aircraft immediately thereafter; or

8.1.3 Buyer’s failure to remove an Aircraft from Embraer’s facilities after issuance of an export certificate of airworthiness as provided for in Article 6.3 hereof and after title transfer [***].

8.2 If however, Buyer notifies Embraer in writing [***] in advance of its expected delay in the performance of its obligations set forth in Articles 8.1.1, 8.1.2 and 8.1.3 above, the storage charge shall commence on the [***] after the occurrence of the events set forth in Articles 8.1.1, 8.1.2 or 8.1.3 above, as applicable.

8.3 In the event that an Aircraft Contractual Delivery Date must be extended by Embraer from that which is designated in Article 5, due to Buyer’s failure to perform any action or provide any information contemplated by this Agreement other than the ones specified in the preceding paragraphs, the storage charge shall commence on the [***] after the Contractual Delivery Date relative to such Aircraft.

8.4 Buyer shall pay the storage charge as set forth in Articles 8.1 or 8.3, as applicable, in USD, per each [***] of delay or prorated for any part thereof, within [***] after the presentation of each invoice by Embraer.

9.                                       DELAYS IN DELIVERY

9.1 Excusable Delays:

9.1.1 Embraer shall not be held liable or be found in default for any delays in the delivery of an Aircraft beyond the Contractual Delivery Date or in the performance of any act to be performed by Embraer under this Agreement, resulting from, but not restricted to, the following events or occurrences (hereinafter referred to as “Excusable Delays”): [***]

9.1.2 Within [***] after Embraer has [***] that the occurrence of any of the above mentioned events will constitute causes of Excusable Delays in the delivery of an Aircraft beyond the Contractual Delivery Date or in the performance of any act or obligation to be performed by Embraer under this Agreement, Embraer [***].

9.1.3 Any such delays shall [***].

9.1.4 If the cause of such Excusable Delay is such as to last longer than [***] or to render the performance of this Agreement impossible, [***], then the Parties shall attempt to renegotiate the terms of this Agreement accordingly, within [***] following the last Day of Excusable Delay as provided for herein. In the event that the Parties fail to agree on such terms, Buyer shall have the right within [***] after the expiration of such [***] period to terminate this Agreement [***], by written notice to Embraer. In the event that Buyer does not exercise the termination right as provided for above, and such Excusable Delay lasts [***] or longer, Embraer may terminate this Agreement [***] by written notice to Buyer, no later than [***] after such [***]. In any case termination by either Party hereunder shall be without liability to either Party, except as provided for in Article 20.2(i).

9.1.5 If, however, the cause of such Excusable Delay is attributable to Buyer in accordance with [***], Buyer shall not be entitled to terminate this Agreement in accordance with Article 9.1.4 and upon a termination by Embraer the provisions of Article 20.3 shall apply.

9.2 Non-Excusable Delays:

9.2.1 If the delivery of an Aircraft is delayed, and such delay does not constitute an Excusable Delay (hereinafter referred to as “Non-Excusable Delays”), by more than [***] after the Contractual Delivery Date for such Aircraft, Buyer [***] up to the date that the Aircraft is available for inspection and acceptance by, and subsequent delivery to Buyer by means of written confirmation of the successful completion of ground and flight tests performed by Embraer, to be provided as per Article 7.1, [***] Aircraft within such [***] and [***], it being understood that such [***] will not, in any event, [***] and that it will only be due and payable by Embraer to Buyer after Buyer pays to Embraer the total Aircraft Purchase Price, in respect of the affected Aircraft, and as otherwise provided for in Article 20.2(ii). Such payment shall be made [***].

9.2.1.1 In the event Embraer issues a written Non-Excusable Delay notice to Buyer within at least [***] prior to the Contractual Delivery Date of the affected Aircraft, Embraer shall have a [***], and Buyer [***] up to the date that the affected Aircraft is available for inspection and acceptance by, and subsequent delivery to Buyer by means of written confirmation of the successful completion of ground and flight tests performed by Embraer, to be provided as per Article 7.1 [***] within such [***] and [***], it being understood that such [***] will not, in any event, [***] of such Aircraft and that it will only be due and payable by Embraer to Buyer after Buyer pays to Embraer the total Aircraft Purchase Price, in respect of the affected Aircraft, and as otherwise provide for in Article 20.2(ii). Such payment shall be made within [***] of payment of the total relevant Aircraft Purchase Price.

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9.2.1.3 The Parties acknowledge and agree that [***] but are a fair and reasonable [***].

9.2.2 Within [***] after Embraer has [***] the occurrence of any event which constitutes a Non-Excusable Delay in the delivery of an Aircraft, Embraer shall send a written notice to Buyer of such occurrence including a description of the delays and an estimate of the effects expected upon the delivery of the Aircraft. Buyer shall have the right to terminate this Agreement in respect to the relevant Aircraft upon the occurrence of any Non-Excusable Delay of [***] or longer after such Aircraft Contractual Delivery Date, such right to be exercised by written notice to Embraer no earlier than after the expiration of such [***]. In any case, termination by Buyer hereunder shall be without liability to either Party, except as provided in Article 20.2(ii).

9.2.3 It is agreed between the Parties that if, with respect to a delayed Aircraft, Embraer does not receive [***] from Buyer, within [***] after the Contractual Delivery Date of such Aircraft, Buyer shall be deemed to have fully waived its right [***].

9.3 Delay Due to Loss or Structural Damage of the Aircraft

If, before delivery thereof an Aircraft is lost, destroyed or, in the reasonable opinion of Embraer, is damaged beyond economic repair (“Total Loss”), then Embraer will notify Buyer to [***]. Embraer will specify in its notice [***] the earliest date that an aircraft to replace the Aircraft may be delivered to Buyer and such date shall be deemed to be the revised Contractual Delivery Date for the replacement aircraft; [***]. However, in the event the specified revised Contractual Delivery Date is more than [***] after the original Contractual Delivery Date, then this Agreement will terminate with regards to the affected Aircraft unless Buyer accepts the revised Contractual Delivery Date and: (i) Buyer notifies Embraer of such acceptance within [***] of the date of receipt of the notice from Embraer, and (ii) the Parties execute an amendment to this Agreement recording the variation in [***].

If this Agreement terminates in relation to an Aircraft in accordance with this Article 9.3, such termination shall discharge the Parties from all obligations and liabilities of the Parties hereunder with respect to such Aircraft and related Services, except that Embraer shall return to Buyer any moneys paid by Buyer towards the purchase of such Aircraft [***]. Such payment to be made within [***].

In case of a dispute in regard whether an Aircraft is delayed as a result of a loss under Article 9.3 or Excusable Delay under Article 9.1 the provisions of Article 9.3 shall prevail.

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10.                                DELIVERY INSPECTION

10.1                        Embraer shall provide to Buyer at least [***] prior to the first Contractual Delivery Date commercially reasonable procedures, subject matter and acceptance criteria for the delivery inspection (the “Inspection Protocol”). Within [***] of receipt of the Inspection Protocol, both Parties shall discuss and agree to a mutually acceptable Inspection Protocol, each party acting reasonably.

10.2                        In order to perform the delivery inspection and acceptance of each Aircraft in accordance with Article 7, Buyer shall send up to [***] authorized representatives (the “Authorized Representatives”) to the facilities of Embraer. Buyer shall communicate to Embraer the names of its Authorized Representatives, by means of written notice, at least [***] prior to each relevant Aircraft Contractual Delivery Date specified in Article 5.

10.3                        Such Authorized Representatives, or other representatives indicated by Buyer, shall be authorized and duly empowered to sign the acceptance and transfer of title and risk documents and accept delivery of the Aircraft pursuant to Article 7.

10.4                        For the purposes subject hereof, Embraer shall provide, at Embraer’s cost and expense, communication facilities (telephone, facsimile and internet connection) for Buyer’s Authorized Representatives, as well as the necessary tools, measuring devices, test equipment and technical assistance as may be necessary to perform acceptance tests. Embraer shall also make available to Authorized Representatives (i) free local transportation between Embraer facilities and hotel during normal working hours on the relevant Working Days, and (ii) lunch at the canteen at Embraer facilities on Working Days.

10.5                        Buyer’s Authorized Representatives shall observe Embraer’s administrative rules and instructions while at Embraer’s facilities.

10.6                        Buyer’s Authorized Representatives shall be allowed exclusively in those areas related to the subject matter hereof. Buyer agrees to the extent permitted by law to hold harmless and indemnify the Embraer Indemnities (as defined in Attachment “B”, Section 2.3.2(m))  from and against all and any kind of liabilities in respect to such representatives(other than for the loss or damage to property of the Embraer Indemnities and agents or employees of the Embraer Indemnities), under all circumstances and in any instance, except to the extent they arise from the gross negligence or the willful misconduct of the Embraer Indemnities or their employees and agents.

11.                                CHANGES

11.1 Each Aircraft will comply with the standards defined in Attachment “A” hereto and shall incorporate all modifications which are classified as AD’s mandatory by ANAC or the Airworthiness Authority as provided in Article 11.4, and those agreed upon by Buyer and Embraer in accordance with this Article.

11.2 The Parties hereby agree that changes can be made by Embraer in the design of the Aircraft, the definition of which and its respective classification shall be in compliance to the Aircraft type specification, as follows:

11.2.1 Minor Changes: defined as those modifications which will not, or would not reasonably be expected to adversely affect the Aircraft in any of the following characteristics:

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11.2.2 Major Changes: defined as those modifications which affect at least one of the topics mentioned in Article 11.2.1.

11.3 Embraer shall have the right, but not the obligation, to incorporate Minor Changes in the Aircraft still in the production line at its own cost, without the prior consent of Buyer.

11.4 Embraer shall convey those Major Changes that are classified as AD’s by means of service bulletins approved by the Airworthiness Authority and/or ANAC, as appropriate. Service bulletins that implement such AD’s shall be referred to as Mandatory Service Bulletins. Embraer shall incorporate Mandatory Service Bulletins as follows:

11.4.1 Compliance required before Contractual Delivery Date: Embraer shall incorporate Mandatory Service Bulletins in undelivered Aircraft at Embraer’s expense in a reasonable period of time if the compliance time for such Mandatory Service Bulletins is before Contractual Delivery Date of such Aircraft. Embraer shall not be liable for any delays resulting from incorporation of Mandatory Service Bulletins when the Aircraft has already passed the specific production stage affected by the incorporation of said change but Embraer shall [***] to incorporate such changes prior the Actual Delivery Date [***].

11.4.2 Compliance required after Contractual Delivery Date: For [***] after [***],

Embraer shall [***]. When flight safety is affected, such changes shall be immediately incorporated. After the [***] period mentioned above in this Article 11.4.2, the provisions of Article 11.5 shall apply.

11.5 Except for the Major Changes referred to in Article 11.4, any other Major Changes such as (i) any change developed by Embraer as product improvement, (ii) any change required by Buyer in relation to the Aircraft configuration, (iii) any change in the certification regulations presented in the Technical Description, which are required by the Airworthiness Authority as a consequence of alterations, amendments and/or innovations of these applicable regulations, or (iv) any change due to alterations, amendments and/or innovations of legal requirements by other authorities (including without limitation environmental authorities) that have the effect of rendering Aircraft parts obsolete, shall be considered as optional and Embraer shall submit to Buyer a Proposal of Major Change (“PMC”) describing the impacts of such change. Should Buyer not approve such PMC [***].

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11.6 Any Major Change to the Aircraft, made in accordance with the foregoing paragraphs, which affect the provisions of Attachment “A” hereto, shall be incorporated in said Attachment by means of an amendment.

11.7 Except [***], the Aircraft shall, on the Scheduled Inspection Date, comply with the terms and conditions of Attachment “A” as from time to time amended pursuant to Article 11.6. Determination of such compliance shall [***].

12.                                WARRANTY [***]

12.1. Warranty: the materials and workmanship relative to the Aircraft subject of this Agreement will be warranted in accordance with the terms and conditions specified in Attachment “C”.

12.2 [***]: Embraer hereby [***] to Buyer [***] of and with respect to the Aircraft in accordance with the terms and conditions specified in [***].

13.                                PRODUCT SUPPORT PACKAGE

Embraer shall supply to Buyer the Product Support Package described in Article 2 of Attachment “B” hereto, which includes Embraer’s spare parts policy, the Technical Publications and the Services.

14.                                ASSIGNMENT

14.1 Assignment of rights and obligations: Buyer may not assign, novate or transfer any of its rights or obligations hereunder without the prior written consent of Embraer, provided Buyer (x) may assign [***] under this Agreement with respect to [***] with [***] prior written notice to Embraer to a [***] which is [***] (“Permitted Assignee”) and Buyer shall [***] with [***] in regard to such assigned rights and obligations and (y) may assign its [***] to a finance party that shall acquire such Aircraft for the purposes of [***] to [***] with [***] prior written notice to Embraer and Buyer shall [***] such Aircraft [***].

14.2 Assignment of Product Support Package, as identified in Article 13 shall not be assigned or transferred to any third party, other than a Permitted Assignee, in connection with the transfer of title, possession or operation of any Aircraft.

14.3 Assignment of warranties [***]: if Buyer wishes to transfer or assign the warranty contained in Attachment “C” [***] to a third party in connection with a financing of the Aircraft and the transfer of title, possession or operation of any Aircraft, Buyer shall obtain the prior written consent of Embraer [***] Buyer may upon [***] prior written notice to Embraer assign [***] that is [***] or [***] acquisition of an Aircraft the warranties contained in Attachment “C” [***].

[***]

14.5 Notwithstanding the above, this Agreement, as well as the warranty [***], shall not be assigned to [***], any person or entity which the Parties may be legally restricted to enter in to an agreement, to a person or entity debarred by the United States government or in case such assignment would infringe US export control regulations or any other applicable law.

15.           RESTRICTIONS AND PATENT INDEMNITY

15.1 Claims against Buyer. Subject to the limitations and conditions set forth herein, including, without limitation Article 15.2, Embraer shall indemnify Buyer with respect to all claims, lawsuits, and liabilities based upon or arising from any suit, action, proceeding, or allegation that:

(a) Any product or service purchased from or supplied by Embraer hereunder or any portion thereof (collectively, for the purposes of this Article 15, “Item”) and/or the use or operation thereof constitutes an alleged or actual infringement of any granted or registered United States or foreign patent (“Patent Claim”), provided that from the time of design of such Item and until such Patent Claim is resolved, each of the country in which the relevant patent is held and the flag country of the Aircraft is a party to (1) the Paris Convention for the Protection of Industrial Property as amended and (2) Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944, or

(b) Aircraft software and accompanying documentation and manuals (collectively, for purposes of this Article 15, “Software”), or any part of such Aircraft Software furnished by Embraer, constitutes an alleged or actual infringement of any United States or foreign copyright rights or misappropriates any third party trade secret right under U.S. law or other foreign law (“Copyright Claim”), provided that from the time of design of such Software and until such Copyright Claim is resolved, each of the country in which the infringement claim is made and the flag country of the Aircraft is a member of the Berne Convention for the Protection of Literary and Artistic Works as amended and both countries recognize Software as a “work” under the Berne Convention.

15.1.1 Embraer’s indemnification provided in this Article 15 shall not apply to Buyer furnished or installed equipment, Items or Software not installed, used or maintained in accordance with all instructions and procedures of Embraer (as may be modified by Embraer from time-to-time), any Buyer-furnished or requested designs or any Buyer modification of any Item or Software.

15.2 Limitations and Conditions. Buyer shall give prompt written notice to Embraer of the receipt of a notice of a suit or action against Buyer alleging a Patent Claim or Copyright Claim covered by this Article 15 or of a written notice alleging a Patent

Claim or Copyright Claim covered by this Article 15, whichever occurs earlier. Failure to notify Embraer as provided herein shall relieve Embraer of liability that it may have to Buyer to the extent that the defense of any such Patent Claim or Copyright Claim is prejudiced thereby.

At all times, Embraer shall have the right, at its option and expense, to negotiate with any party alleging a Patent Claim or Copyright Claim, assume or control the defense to any allegation of a Patent Claim or Copyright Claim, including without limitation, the right to bring a declaratory judgment or similar action, intervene in any action involving a Patent Claim or Copyright Claim, and/or attempt to resolve a Patent Claim or Copyright Claim by replacing or modifying an Item or Software.

Buyer shall promptly furnish to Embraer all information, documents, records, and assistance within Buyer’s possession, custody or control as requested by Embraer that Embraer considers potentially relevant or material to any allegation covered by this Article 15. Buyer shall co-operate with Embraer and shall, upon Embraer’s reasonable request and at Embraer’s expense, arrange for the attendance of representatives of Buyer at depositions, hearings, trials, and the like, and assist in effecting settlements, securing and giving evidence, obtaining the attendance of witnesses and in the conduct of any suits or actions covered by this Article 15.

Buyer shall obtain Embraer’s written approval prior to paying, agreeing to pay, assuming any obligation or making any material concession relative to any Patent Claim or Copyright Claim.

Embraer shall assume and pay any and all judgments and all costs assessed against Buyer in a final non-appealable judgment of any suit or action, and Embraer will make all payments in settlement imposed upon or incurred by Buyer with Embraer’s [***].

EMBRAER SHALL HAVE NO OBLIGATION OR LIABILITY UNDER THIS ARTICLE 15 FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE OBLIGATIONS AND REMEDIES OF BUYER SET FORTH IN THIS ARTICLE 15 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER INDEMNITIES, OBLIGATIONS AND LIABILITES OF EMBRAER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST EMBRAER, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT OR SERVICE PROVIDED UNDER THIS AGREEMENT.

16.           MARKETING PROMOTIONAL RIGHTS

With Buyer’s prior written consent, Embraer shall have the right to show for marketing purposes, free of any charge, the image of Buyer’s Aircraft, painted with Buyer’s colors and emblems, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, and sculptural works), through all mass communications media such as billboards, magazines, newspaper, television, movie, theaters, as well as in posters, catalogues, models and all other kinds of promotional material.

17.           TAXES

Embraer shall [***]. All other taxes [***] shall be borne by Buyer.

18.           APPLICABLE LAW

This Agreement shall in all respects be governed by the laws of the State of New York, including all matters of construction, validity and performance, without giving effect to principles of conflicts of laws other than sections 5-1401 and 5-1402 of the New York General Obligations law.

19.           JURISDICTION

Each Party hereto hereby irrevocably agrees, accepts and submits to, for itself and in respect of any of its property, generally and unconditionally, the exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement or any other operative agreement and fully waives any objection to the venue of such courts. Furthermore to the fullest extent permitted by applicable law, each Party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit action or proceeding any claim that it is not personally subject to the jurisdiction of the above named courts, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

EACH PARTY HERETO HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

20.           TERMINATION

20.1 Should either Party fail to comply partially or completely with its obligations hereunder, the other Party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than [***]. Should such failure not be remedied within the period so specified, then the Party who gave notice of such failure shall be entitled to terminate this Agreement. Should termination occur in accordance with the foregoing, [***]. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN ANY CIRCUMSTANCE HEREUNDER FOR ANY CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF USE AND INCREASED COSTS) OR PUNITIVE DAMAGES OR INDIRECT OR INCIDENTAL DAMAGES WHICH MAY ARISE OUT OF, OR BE CONNECTED TO, ANY BREACH OR DEFAULT UNDER   ANY TERM, CONDITION, COVENANT, WARRANTY, OR PROVISION OF THIS AGREEMENT, AND WHICH EITHER PARTY WOULD OTHERWISE BE ENTITLED TO UNDER ANY APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO ANY CLAIMS SOUNDING IN CONTRACT, TORT, EQUITY OR STATUTE.

20.2 As provided in Article 9.1.4, Buyer and Embraer shall have the right to terminate this Agreement in respect of the relevant Aircraft. As provided in Article 9.2.2, Buyer shall have the right to terminate this Agreement in respect to the relevant Aircraft. Upon receipt of the notices referred in Articles 9.1.4 or 9.2.2 to be issued by Buyer or Embraer, as the case maybe, Embraer shall:

(i)            in case of [***].

(ii)           in case of [***].

20.3 If Buyer terminates this Agreement before the Actual Delivery Date of an Aircraft [***] or, if Embraer terminates this Agreement [***]. It is hereby agreed by the Parties that upon the receipt by Embraer of the amounts set forth above in full, [***] fair and reasonable [***]. Such payment to be made by Buyer within [***] of termination.

Embraer’s rights to terminate this Agreement due to Buyer’s failure to comply [***], at Embraer’s sole discretion, may be exercised to terminate not only the relevant Aircraft but the whole Agreement, in relation to all undelivered Aircraft, in case Embraer has terminated [***], as a result of Buyer’s default [***]. In the event Embraer decides to terminate the [***] as described under this provision, Buyer shall [***] at the date of such termination. [***]. It is hereby agreed by the Parties that upon the receipt by Embraer of the amounts set forth above in full, [***] fair and reasonable [***]. Such payment to be made by Buyer within [***] of termination.

Buyer’s rights to terminate this Agreement [***] hereof, at Buyer’s sole discretion, may be exercised to terminate not only the relevant Aircraft but the whole Agreement, in relation to all undelivered Aircraft, in case Buyer [***], as a result of Embraer’s default [***] hereof. In the event Buyer decides to terminate [***] as described under this [***], Embraer shall [***] prior to the relevant [***] at the date of such termination. It is hereby agreed by the Parties that upon the [***] of the [***] fair and reasonable [***]. Such [***] within [***].

20.4 If either Party terminate this Agreement in respect to an Aircraft [***] hereof, Embraer [***] shall return to Buyer all amounts previously paid by Buyer with respect to the relevant Aircraft [***]. Such payment to be made within [***] of termination.

20.5        In the event of [***].

20.6 In the event of [***].

21.           PURCHASE RIGHT AIRCRAFT

21.1 Embraer hereby grants Buyer the right to purchase up to one hundred (100) additional EMBRAER 175 [***] model aircraft (the “Purchase Right Aircraft”) configured as per Attachment “A” and available to Buyer at [***], which [***] is subject to [***].

21.2 Subject to [***] the right to purchase each of the Purchase Right Aircraft shall be exercised by means of a written notice (the “Exercise Notice”) from Buyer to Embraer. The Exercise Notice shall furthermore [***], which shall [***] (“Purchase Right Aircraft Contractual Delivery Date”).

21.3 In the event that Embraer has not received Exercise Notice for [***] Purchase Right Aircraft on or before [***] Buyer shall [***] Purchase Right Aircraft.

21.4 Following receipt by Embraer of the Exercise Notice, Embraer shall [***]; otherwise, Embraer shall [***].  If the [***] Purchase Right Aircraft Contractual Delivery Date [***], then Embraer shall [***].

21.5 In the event Buyer and Embraer agree to [***] and in order to secure the Purchase Right Aircraft delivery positions, Buyer shall [***]. The Purchase Right Aircraft payment terms and conditions shall be [***].

21.6 If the purchase rights are exercised by Buyer as specified above, [***].  The Parties agree that the [***].

21.7 In the event [***] any [***], Embraer [***], Embraer shall [***]; provided that [***].

22.           Intentionally Omitted

23.           NOTICES

All notices permitted or required hereunder shall be in writing in the English language and sent, by registered mail, or facsimile, to the attention of the Vice President, Contracts — Commercial Aviation as to Embraer and of the Chief Financial Officer as to Buyer, to the addresses indicated below or to such other address as either Party may, by written notice, designate to the other.

23.1 EMBRAER:

EMBRAER S.A.

Av. Brigadeiro Faria Lima, 2170

12.227-901 São José dos Campos - SP

Brazil

Telephone: (+55 12) 3927-1410

Facsimile: (+55 12) 3927-1257

23.2 BUYER:

SKYWEST INC.

444 South River Road

St. George, Utah, 84790

USA

Telephone: +1 435.634.3212

Facsimile: +1 435.634.3205

24.           CONFIDENTIALITY

Neither Party has the right to make public disclosure of the terms of this Agreement except as required by any applicable law or regulation adopted or promulgated by any governmental authority, exchange or self-regulatory organization. Each of Buyer and Embraer agrees not to disclose any non-public portion of this Agreement or its Attachments, amendments or any other supplement, to any third party without the previous written consent of the other Party, which consent shall not be withheld unreasonably.  In the event either Party is legally required to disclose the terms of this Agreement, that Party shall notify the other Party reasonably in advance of such disclosure, and exert its commercially reasonable efforts to request and obtain confidential treatment of the terms of this Agreement reasonably designated by the other Party as confidential. However if on the reasonable advice of counsel either Party is advised that it is obligated to disclose information under the applicable law or regulation, such Party shall provide notice to the other Party, and  may after delivery of such notice, disclose such information.

25.           FOREIGN CONTENT

The Aircraft contain commodities, technology and software that were exported from the United States and other countries in accordance with their respective export control regulations. Diversion contrary to U.S. law and/or any other applicable law is prohibited.

Buyer agrees to comply with any export and re-export control laws of the United States and other countries applicable to the Aircraft, its parts, components, technology and software and, upon Embraer’s request, to execute and deliver to Embraer the relevant end-user certificates necessary for the export and transfer of the Aircraft to Buyer.

26.           SEVERABILITY

If any provision or part of a provision of this Agreement or any of the Attachments shall be, or be found by any authority or court of competent jurisdiction to be, illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

27.           NON-WAIVER

Except as otherwise specifically provided to the contrary in this Agreement, any Party’s refrain from exercising any claim or remedy provided for herein shall not be deemed a waiver of such claim or remedy, and shall not relieve the other Party from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

28.           INTEGRATED AGREEMENT

All Attachments referred to in this Agreement and/or attached hereto are, by such reference or attachment, incorporated in this Agreement.

29.           NEGOTIATED AGREEMENT

Buyer and Embraer agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.

30.           COUNTERPARTS

This Agreement may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

31.           ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all previous and connected negotiations, representations and agreements between the Parties. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the Parties.

INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER S.A.	SKYWEST INC.

By:	By:
Name:	Name: Bradford R. Rich
Title:	Title: President

By:	By:
Name:	Name: Michael J. Kraupp
Title:	Title: Chief Financial Officer and Treasurer

Date:	Date:
Place:	Place:

Witnesses:

Name:	Name:
ID:	ID:

ATTACHMENT “A”

EMBRAER 175 [***] AIRCRAFT CONFIGURATION

1.             STANDARD AIRCRAFT

The Aircraft EMBRAER 175 [***] shall be manufactured according to [***] although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

[***]

2.             OPTIONAL EQUIPMENT:

[***]

3.             FINISHING

The Aircraft will be delivered to Buyer as follows:

3.1        EXTERIOR FINISHING:

The fuselage of the Aircraft shall be painted according to Buyer’s colour and paint scheme, which shall be supplied to Embraer by Buyer on or before [***] prior to the first Aircraft Contractual Delivery Date. The wings and the horizontal stabilizer shall be supplied in the standard colours, i.e., grey BAC707.

The choices of colour and paint scheme made by Buyer shall apply to all Aircraft, unless Buyer provides written notice of a new colour and paint scheme not less than [***] prior to the relevant Aircraft Contractual Delivery Date.

3.2        INTERIOR FINISHING:

Buyer shall inform Embraer during the customer check list definition (“CCL”), to be held no later than [***] prior to the applicable Aircraft Contractual Delivery Date, of its choice of materials and colours of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain, from the choices offered by and available at Embraer. In case Buyer opts to use different materials and/or patterns, Embraer will submit to Buyer a Proposal of Major Change (“PMC”) describing the impacts of such option, if any. Should Buyer not approve such PMC [***] the interior shall be built according to the choices offered by and available at Embraer.

Once defined, for the applicable CCL the choices of interior finishing made by Buyer shall apply to all applicable Aircraft. If Buyer requires an interior finishing for any Aircraft that is different from the original one informed to Embraer, Buyer shall present a written request to Embraer not less than [***] prior to the relevant Aircraft Contractual Delivery Date and Embraer will submit the relevant quotation to the approval of Buyer within [***] from the date such request is received by Embraer. Should Buyer not approve the quotation, the interior of relevant Aircraft shall be built according to the original choice of Buyer.

3.3        BUYER FURNISHED EQUIPMENT (BFE) AND BUYER INSTALLED EQUIPMENT (BIE):

Buyer may choose to have carpets, tapestries, seat covers and curtain fabrics supplied to Embraer for installation in the Aircraft as BFE. Materials shall conform to the required standards and comply with all applicable regulations and airworthiness requirements. Delays in the delivery of BFE equipment or quality

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restrictions that prevent the installation thereof in the time frame required by the Aircraft manufacturing process shall entitle Embraer to either delay the delivery of the Aircraft for a period related to the delay of the BFE or present the Aircraft to Buyer without such BFE, in which case Buyer shall not be entitled to refuse acceptance of the Aircraft.

Galley inserts (such as coffee makers, water boilers, ovens), trolleys and standard units and medical kits, defibrillators and wheelchairs, as well as any other equipment classified as medical or pharmaceutical product, shall be acquired by Buyer and installed on the Aircraft by Buyer after delivery thereof as BIE.

Notwithstanding the above, Buyer shall [***] in [***].

3.4        EMBRAER RIGHT TO PERFORM FOR BUYER:

If, after written notice from Embraer to Buyer, Buyer fails to make any choice or definition which Buyer is required to make within [***] after such notice regarding the exterior and interior finishing of any Aircraft or to inform Embraer thereof, Embraer shall have the right, but not the obligation, to tender the Aircraft for delivery (a) painted white and (b) fitted with an interior finishing selected by Embraer at its reasonable discretion.

The taking of any such action by Embraer pursuant to this Article shall not constitute a waiver or release of any obligation of Buyer under the Purchase Agreement, nor a waiver of any event of default which may arise out of Buyer’s non-performance of such obligation, nor an election or waiver by Embraer of any remedy or right available to Embraer under the Purchase Agreement.

No compensation to Buyer or reduction of the Aircraft Basic Price shall be due by virtue of the taking of any such actions by Embraer and Embraer shall be entitled to charge Buyer for the amount of the reasonable expenses incurred by Embraer in connection with the performance of or compliance with such agreement, as the case may be, payable by Buyer within [***] from the presentation of the respective invoice by Embraer to Buyer.

4.             REGISTRATION MARKS, TRANSPONDER AND ELT CODES:

The Aircraft shall be delivered to Buyer with the registration marks painted on them. The registration marks, the transponder code and ELT protocol coding shall be supplied to Embraer by Buyer no later than [***] before each relevant Aircraft Contractual Delivery.  Embraer shall be entitled to tender the Aircraft for delivery to Buyer without registration marks, with an inoperative transponder and without setting the ELT protocol coding in case Buyer fails to supply such information to Embraer in due time.

5. EXPORT CONTROL ITEMS

The Aircraft may contain certain equipment subject to export control under United States of America law (such as the ones equipped in the current EJet’s aircraft family, the IESI - Integrated Electronic Standby Instrument System with an embedded QRS-11 gyroscopic microchip and the IRU - Inertial Reference Unit). Transfer or re-export of such items (whether or not incorporated into the Aircraft), as well as their related technology and software may require prior authorization from the US Government.

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IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT “A” AND THE TERMS OF THE TECHNICAL DESCRIPTION ABOVE REFERRED, THE TERMS OF THIS ATTACHMENT “A” SHALL PREVAIL.

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ATTACHMENT “B”

FERRY FLIGHT ASSISTANCE AND PRODUCT SUPPORT PACKAGE

1.                                     FERRY FLIGHT ASSISTANCE

1.1                               Embraer will make available to Buyer [***] the services of a third party representative at the airport in which the Aircraft will make the last stop in Brazilian territory, to assist Buyer’s crew in the interface with Brazilian customs clearances. Such services do not include handling services such as refueling, ground equipment and communications and Buyer shall hire such services from a handling service company. Buyer shall also be responsible for the [***] and overflight permits required for the ferry flight.

If it is necessary that any ferry equipment be installed by Embraer in the Aircraft for the ferry flight between Brazil and final destination, Embraer will make available, upon Buyer’s written request, a standard and serviceable ferry equipment to Buyer (hereinafter the “Kit”) [***], except as set forth below. In this case, Buyer shall immediately upon the Aircraft arrival at its final destination, remove the Kit from the Aircraft and return it to a freight forwarder agent as determined by Embraer, in FCA (Free Carrier - INCOTERMS 2010) condition.

In case Embraer provides the Kit to Buyer and irrespective of whether (i) the Kit is utilized, whether totally or not, such decision to be taken in Embraer’s reasonable discretion, or (ii) the Kit is not used and is not returned to Embraer freight forwarder agent complete and in the same condition as it was delivered to Buyer within [***] after Aircraft arrival in final destination, Buyer shall pay Embraer the value of a new Kit upon presentation of an invoice by Embraer and then the original Kit shall become the property of Buyer. In addition, the availability of another Kit for the next occurring Aircraft ferry flight after such period shall not be an Embraer obligation.

2.                                     PRODUCT SUPPORT PACKAGE

2.1                               MATERIAL SUPPORT

2.1.1.                  SPARES POLICY

Embraer guarantees the supply of spare parts, ground support equipment and tooling, except engines and their accessories, hereinafter referred to as “Spare(s)”, for the Aircraft for a period of [***] after production of the last aircraft of the same [***]. Such Spares shall be supplied according to the prevailing availability, sale conditions, delivery schedule and effective price on the date of acceptance by Embraer of a purchase order placed by Buyer [***]. The Spares may be supplied either by Embraer in Brazil or through its subsidiaries or distribution centers located abroad.

The sale and export of Spares to Buyer may be subject to export controls and other export documentation requirements of the United States and other countries. Buyer agrees that neither Embraer nor any of its subsidiaries, affiliates or Vendors shall be liable for failure to provide Spares and/or services, including without limitation the Services, under this Agreement or otherwise as a result of any ruling, decision, order, license, regulation, or policy of the competent authorities prohibiting the sale, export, re-export, transfer, or release of a Spare or its related technology. Buyer shall comply with any conditions and requirements imposed by the competent authorities and, upon Embraer’s request, shall execute and deliver to Embraer any relevant end-user certificates.

Export of (i) IESI (Integrated Electronic Standby Instrument System) manufactured by

1

Thales Avionics with an embedded QRS-11 gyroscopic microchip used for emergency backup and flight safety information and (ii) IRU (Inertial Reference Unit) manufactured by Honeywell International are subject to export control under United States law. Transfer or re-export of such items, as well as their related technology and software, may require prior authorization from the U.S. Government.

2.1.2.                  RSPL

Upon Buyer’s request, Embraer shall present to Buyer a recommended Spare provisioning list (the “RSPL”). The objective of the RSPL is to provide Buyer with a detailed list of Spares that will be necessary to support the initial operation and maintenance of the Aircraft by Buyer. Such recommendation will be based on the experience of Embraer and on the operational parameters established by Buyer.

Embraer will provide a qualified team to attend pre-provisioning conferences as necessary to discuss Buyer requirements and the RSPL as well as any available spare parts support programs offered by Embraer. Such meeting shall be held at a mutually agreed upon place and time, but in no event less than [***] prior to the Contractual Delivery Date of the first Aircraft. Each of Buyer and Embraer shall be responsible for its own costs and expenses associated with attendance at such conferences.

Buyer may acquire the items contained in the RSPL directly from Embraer or directly from Vendors. Items contained in the RSPL for which Buyer places a purchase order with Embraer (the “IP Spares”), will be delivered by Embraer to Buyer within [***] at a fill rate of [***] in FCA (Free Carrier - INCOTERMS 2010) condition, at the port of clearance indicated by Embraer.

In order to ensure the availability of IP Spares in accordance with the foregoing at the time of entry into service of the first Aircraft, Embraer advises Buyer to place a purchase order with Embraer for those IP Spares Buyer has decided to acquire from Embraer, as soon as practical and in any event not less than [***] prior to the Contractual Delivery Date of the first Aircraft.

[***]

2.1.4  OTHER SPARES SERVICES

AOG services: Embraer will maintain a call center for the AOG services, twenty four (24) hours a day, seven (7) days a week. All the contacts with the call center can be made through regular direct lines in Brazil (phone and fax), e-mail and also through the FlyEmbraer e-commerce in case Buyer subscribes to this service. The information concerning regular direct lines and e-mail address shall be obtained through the Customer Account Manager designated to Buyer by Embraer or through Embraer’s Customer Service offices. Embraer will, subject to availability, deliver parts pursuant to an AOG order from the location which is nearer to Buyer premises, in FCA (Free Carrier — INCOTERMS 2010) condition, Embraer facility, in accordance with Buyer’s shipping instructions.

Routine and/or critical Spares: Embraer will deliver routine and/or critical Spares (other than AOG Spares) in FCA condition, Embraer facility, from the location were such spares are available. Routine and/or critical Spares shall be delivered according to their lead times, depending upon the purchase order priority. All spares will be delivered with the respective authorized release certificate or any similar document

2

issued by a duly authorized person.

2.2                     AIRCRAFT TECHNICAL PUBLICATIONS:

2.2.1.        EMBRAER PUBLICATIONS

Embraer shall supply [***] in CD-ROM (PDF format) of the operational and maintenance publications applicable thereto, issued under the applicable specification and in the English language and in accordance with the breakdown presented in Exhibit 1 to this Attachment “B” (the “Technical Publications”) The Technical Publications will be delivered with the Aircraft, proportionally to the number of Aircraft purchased.

[***] Embraer will deliver [***] hard-copy of mandatory onboard operational manuals as indicated in Exhibit 1 to this Attachment B, together with each Aircraft.

The revision service for these publications, including mailing services and the software license for the CD-ROM, if applicable, shall be provided, [***] for the [***] after the Actual Delivery Date of the first Aircraft [***]. After [***], the cost of the mailing services shall also be borne by Buyer.

Buyer may also access on-line Technical Publications at the web-based FlyEmbraer portal, conditional to the execution of a no fee license agreement. This service is available [***] while Buyer [***] of [***] with [***]. The use of Technical Publications obtained from FlyEmbraer is subject to prior approval of the relevant airworthiness authorities.

2.2.2. VENDOR PUBLICATIONS

[***] copy of technical publications regarding parts, systems or equipment supplied by Vendors and installed by Embraer in the Aircraft during the manufacturing process, will be supplied to Buyer directly by such Vendors, in their original content and available format/media [***]. Vendors are also responsible to keep publications updated through a direct communication system with Buyer. Embraer shall use commercially reasonable efforts to cause Vendors to supply their respective technical publications in a prompt and timely manner.

[***]

2.2.4. The Parties further understand and agree that in the event Buyer elects not to take all or any one of the Technical Publications above mentioned, or revisions thereof, no refund or other financial adjustment of the Aircraft Basic Price will be made.

2.3                               SERVICES

[***] except as set forth below, Embraer shall provide the services (“Services”) described in this Article 2.3, in accordance with the terms and conditions below:

2.3.1                     Familiarization Programs:

a.              The familiarization programs specified below are offered [***], except for any travel, board and lodging expenses of Buyer’s trainees and except for any operational and incidental expenses related to training requirements of Buyer, whether imposed by the Airworthiness Authority or other authority of Buyer’s country having jurisdiction, and which differ from or are supplementary to the familiarization programs described herein.

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b.              The familiarization programs shall, at Embraer’s election, be conducted by Embraer, Flight Safety International or other Embraer designated training provider, in accordance with the scope, syllabi and duration of the training program developed by Embraer, Flight Safety International or other Embraer-designated training provider. Such familiarization programs shall be in accordance with all applicable regulations and requirements of and approved by the Airworthiness Authority. Buyer may choose to use the training programs “as is” or to develop its own training programs. In any case Buyer shall be solely responsible for preparing and submitting its training programs to the Airworthiness Authority for approval.

c.               All familiarization programs shall be provided at the training centers of Embraer, Flight Safety International or other Embraer designated training provider at its respective training center or in such other location as Embraer, Flight Safety International or other Embraer designated training provider may reasonably indicate in the United States. Buyer shall be responsible for all costs and expenses related to the training services (including but not limited to instructor travel tickets, local transportation, lodging, per diem and non-productive days), in the event Buyer requires that any training services be carried outside such indicated training facilities.

d.              Notwithstanding the eventual use of the term “training” in this paragraph 2.3.1, the intent of this program is solely to familiarize Buyer’s pilots, mechanics, employees or representatives with the operation and maintenance of the Aircraft. It is not the intent of Embraer to provide basic training (“ab-initio”) to any representatives of Buyer.

e.               Any trainee appointed by Buyer for participation in any of the familiarization programs shall be duly qualified per the governing body in the country of Buyer’s operation and fluent in the English language as all training will be conducted in, and all training material will be presented in English. Pilots and mechanics shall also [***] in the [***], as applicable, [***] or, [***] of [***]. Neither Embraer, Flight Safety International nor other Embraer designated training provider make any representation or give any guarantee regarding the successful completion of any training program by Buyers trainees, for which Buyer is solely responsible.

f.                The familiarization programs shall be carried out prior to the Contractual Delivery Date of the last Aircraft, in accordance with a schedule to be agreed upon by Buyer and Embraer not less than [***] prior to the intended beginning of such training schedule. Buyer shall give [***] advance notice to Embraer of the full name and professional identification data of each trainee. Substitutions of appointed trainees during this period shall be approved by Embraer.

g.               [***] training entitlements regarding the Aircraft that remain unused prior to the date specified in Article 2.3.1(f) shall expire and Buyer shall be deemed to have fully waived its rights to such service, no refund or compensation being due by Embraer to Buyer in this case.

h.              The familiarization programs referred to above covers:

h.1                                [***] FAA-approved pilot familiarization program for up to a total of

4

[***] pilots including (i) ground familiarization [***] ([***] duration) and, (ii) [***] simulator sessions of [***] hours each, totalling [***] simulator hours per trainee, half in the right-hand seat and half in the left-hand seat. Simulator training includes the services of an instructor and will be carried out on [***]. Buyer shall be solely responsible for selecting experienced training pilots that are fluent in English and duly qualified in multi-engine aircraft operations, navigation and communication.

h.2                                [***] maintenance familiarization course for up to a total of [***] qualified mechanics entitled to the modules [***] ([***] duration). This course shall consist of classroom familiarization with Aircraft systems and structures and shall be in accordance with ATA specification 104, level III.

h.3                                [***] flight attendant familiarization course for up to a total of [***] of Buyer’s representatives. This course shall consist of classroom familiarization ([***] duration), including a general description of Aircraft safety procedures and flight attendant control panels.

[***]

i.                  The presence of Buyer’s authorized trainees shall be allowed exclusively in those areas related to the subject matter hereof.

j.                 Buyer may choose to use the training program of Embraer “as is” or to develop its own training program. In any case Buyer shall be solely responsible for preparing and submitting its training program to the local airworthiness authority for approval.

k.              [***] In the event that Buyer [***] described in [***].

2.3.2                                             On site support:

a.              Embraer shall provide the following on site support services:

a.1                              [***] field support representative (“FSR”) to stay at Buyer’s main maintenance base for a period of [***] beginning on the earlier of (i) the Actual Delivery Date of the first Aircraft or (ii) such earlier date as Buyer shall request upon [***] notice to Embraer, but in no event earlier than [***] prior to the Contractual Delivery Date of the first Aircraft.

Such FSR shall be indicated or substituted by Embraer at its sole discretion. The FSR shall assist Buyer`s technicians and mechanics on the Aircraft maintenance during its initial operation and act as liaison between Buyer and Embraer.

Buyer shall bear all expenses related to the transportation, board & lodging of the FSR in the event such FSR is required to render the services provided for herein in any place other than Buyer’s main maintenance base, otherwise [***].

[***]

b.              [***] Buyer shall provide such FSR [***] members (hereinafter collectively defined as “Embraer Rep”) with communication services (international telephone line, facsimile, internet service and photocopy equipment) as well

5

as suitable secure and private office facilities and related equipment including desk, table, chairs and file cabinet, located at Buyer’s main base of operation or other location as may be mutually agreed by the Parties. Buyer shall use commercially reasonable efforts to: (a) arrange all necessary work permits and airport security clearances required for Embraer Rep, to permit the accomplishment of the Services mentioned in this item 2.3.2, in due time; and (b) obtain all necessary custom clearances both to enter and depart from Buyer’s country for Embraer’s Rep [***].

c.               During the stay of the Embraer Rep at Buyer’s facilities, Buyer shall permit access to the maintenance and operation facilities as well as to the data and files of Buyer’s Aircraft fleet.

d.              No later than [***] in advance of the commencement of start-up team services as provided for hereunder, Buyer and Embraer will jointly agree to the maintenance locations for the start-up team within continental United States. Embraer shall bear all expenses of the start-up team, including without limitation transportation, board and lodging, while the start-up team is rendering such on site support at Buyer’s agreed locations. If any of the start-up team members are required to attend in any other location than those mutually agreed to therein, Buyer will bear all expenses related to the start-up team, including but not limited to transportation, boarding and lodging of the start-up team in such new location.  At [***] Buyer shall provide the Embraer pilots which are part of the start-up team with transportation means from/to Buyer operational bases or airport where such pilots will render the Services, so that the pilots can report to Buyer’s operation facilities or leave the airport in a timely manner according to the schedule of the flights they are engaged in.

e.               The Embraer Rep shall not participate in test flights or flight demonstrations without the previous written authorization from Embraer.

f.                Solely with respect to the performance by Embraer employees and/or the performance by the employees of Embraer subsidiaries of Services contemplated in this Article 2.3.2, Buyer shall include Embraer as additional insured in its Hull and Comprehensive Airline Liability insurance policies in accordance with the clauses contained in Exhibit “2” to this Attachment B. Buyer shall supply Embraer with a copy of such insurance certificate, together with an endorsement within [***] prior to the date of which the Services are to begin (and prior to each renewal of Buyer Hull and Comprehensive Airline Liability insurance).

In addition, with respect to aircraft hull insurance, Buyer shall cause its insurers to agree to waive their rights of subrogation against Embraer, its employees, its subsidiaries and the employees of Embraer subsidiaries with respect to any claims attributable to the performance by Embraer employees and/or the performance by the employees of Embraer subsidiaries of the Services contemplated in this Article 2.3.2 and Buyer shall cause its insurer to produce evidence of such a waiver to Embraer [***] prior to the commencement of such Service.

Notwithstanding the provisions of this Article 2.3.2.f, the foregoing insurance

6

does not provide coverage for Embraer with respect to Services contemplated in this Article 2.3.2 for claims arising out of Embraer’s legal liability as manufacturer and shall not operate to prejudice Buyer’s right of recourse against Embraer or its employees or any employees of any subsidiary of Embraer in the event of gross negligence or willful misconduct of Embraer or such employees in the performance of the Services to be provided pursuant to this Agreement or its Attachments.

g.               Notwithstanding the terms of Article 2.3.1.k, the Parties further understand and agree that in the event Buyer elects not to take all or any portion of the on site support provided for herein, no refund or other financial adjustment of the Aircraft Basic Price will be made [***]. Any other additional on site support shall depend on mutual agreement between the Parties and shall be charged by Embraer accordingly.

h.              The presence of Embraer Rep shall be allowed exclusively in those areas related to the subject matter hereof. To the extent permitted by law, Embraer agrees to indemnify and hold harmless Buyer, its subsidiaries, affiliates, and their respective officers, directors, agents, employees, representatives and assignees (the “Buyer Indemnified Parties”)  from and against all liabilities, damages, losses, judgments, claims and suits, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from the Buyer Indemnified Parties by reason of loss or damage to property, (other than property of the Buyer Indemnified Parties) or by reason of injury or death of any person (other than the employees or agents of the Buyer Indemnified Parties) resulting from or in any way connected with the performance of the Embraer Rep of the activities specified in Section 2.3.2 of this Attachment B for or on behalf of Buyer related to Aircraft performed while on the premises of Buyer, while in flight on an Aircraft or while performing any such activities, at any place, in conjunction with [***] (collectively referred to as “Buyer Indemnified Services”) but for those liabilities, damages, losses, judgments, claims and suits which are [***].

i.                  Embraer may, at its own cost and without previous notice to Buyer, substitute at its sole discretion the Embraer Reps rendering the Services at any time during the period in which Services are being rendered.

j.                 The rendering of the Services by Embraer’s Rep shall, at all times, be carried out in compliance with the applicable Brazilian labor legislation.

k.              During the rendering of the Services, while on the premises of Buyer, Embraer Reps shall strictly follow the administrative routines and proceedings of Buyer, which shall have been expressly and clearly informed to Embraer Reps upon their arrival at said premises.

l.                  Embraer shall have the right to interrupt the rendering of the Services (i) should any situation occur which, at the sole discretion of Embraer, could represent a risk to the safety or health of Embraer Reps or (ii) upon the occurrence of any of the following events: strike, insurrection, labor disruptions or disputes, riots, or military conflicts. Upon the occurrence of such an interruption, Embraer shall resume the rendering of the Services for the remainder period immediately after having been informed by Buyer, in

7

writing, of the cessation thereof. No such interruption in the rendering of the Services shall give reason for the extension of the Services beyond the periods identified above.

m.          To the extent permitted by law, Buyer agrees to indemnify and hold harmless Embraer, its subsidiaries, affiliates, and their respective officers, directors, agents, employees, representatives and assignees (the “Indemnified Parties”) from and against all liabilities, damages, losses, judgments, claims and suits, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from the Indemnified Parties by reason of loss or damage to property, including the Aircraft (other than the property of the Indemnified Parties), or by reason of injury or death of any person (other than employee or agent of the Indemnified Parties) resulting from or in any way connected with the performance of Services by the Indemnified Parties for or on behalf of Buyer related to Aircraft performed while on the premises of Embraer or Buyer, while in flight on Aircraft or while performing any such activities, at any place, in conjunction with the Aircraft operations (collectively referred to as “Indemnified Services”) but for those liabilities, damages, losses, judgments, claims and suits which are caused by the gross negligence or the willful misconduct of the Indemnified Parties.

2.3.3                                             Account Manager:

Embraer shall assign [***] dedicated Account Manager to support Buyer shortly after execution of the Purchase Agreement and to support the operations of all Aircraft in Buyer’s fleet in revenue service for passenger transportation. The Account Manager will be responsible for coordinating all product support related actions of Embraer aiming to assure a smooth Aircraft introduction into service and, thereafter, for concentrating and addressing all issues concerning the operation of the Aircraft by Buyer. A team composed by regional technical representatives, regional spare parts representatives and regional field engineers, as necessary and applicable, shall support the Account Manager.

2.3.4                                             In case the [***] is [***], the Services described in this Attachment “B” shall [***].

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EXHIBIT 1 — TECHNICAL PUBLICATION LIST

The technical publications covering Aircraft operation and maintenance shall be delivered to Buyer in accordance with [***].

[***]

Note:  [***] extra hard copy of the Operational Publications will be supplied on board of each Aircraft.

1

EXHIBIT 2 — SPECIAL INSURANCE CLAUSES

Buyer shall include the following clauses in its Hull and Comprehensive Airline Liability insurance policies:

a)                             Intentionally deleted.

b)                             [***]

c)                              Notwithstanding anything to the contrary as specified in the Policy or any endorsement thereof, the coverage stated in paragraphs a) and b) above, shall not be cancelled or modified by the Insurer, without [***] advance written notice to Embraer to such effect.

This Endorsement attaches to and forms part of Policy No.                             , and is effective from the          day of             , 20    .

1

ATTACHMENT “C”

WARRANTY - MATERIAL AND WORKMANSHIP

1)             Embraer, subject to the conditions and limitations hereby expressed, warrants the Aircraft subject of the Purchase Agreement, as follows:

a.                                       For a period of [***] from the date of delivery to Buyer, the aircraft will be free from:

•                       Defects in materials, workmanship and manufacturing processes in relation to parts manufactured by Embraer or by its subcontractors holding an Embraer part number;

•                       Defects inherent to the design of the Aircraft and its parts designed or manufactured by Embraer or by its subcontractors holding an Embraer part number.

b.                                      For a period of [***] from the date of delivery to Buyer, the Aircraft will be free from:

•                       Defects in operation of parts manufactured by Vendors, excluding the Engines, auxiliary power unit (APU) and their accessories (“Vendor Parts”), as well as failures of Vendor Parts due to incorrect installation or installation not complying with the instructions issued or approved by their respective Vendors. For the purpose of this warranty, Engine shall mean the complete power plant system which comprises the engine, the nacelle including thrust reverser, the engine mounting structure, all systems inside the nacelle and their integration with the Aircraft, and the Full Authority Digital Engine Control (FADEC) unit.

•                       Notwithstanding the above, [***] shall [***] the [***] by [***] for the [***].

•                       Defects due to non-conformity of Vendor Parts to the technical specification referred to in the Purchase Agreement.

Once the above mentioned periods have expired, Embraer will transfer to Buyer the original Warranty issued by the Vendors, if it still exists.

2)             The obligations of Embraer as expressed in this Warranty are limited to replacing or repairing defective parts and related systems if damaged by such defects as determined by Embraer in its reasonable judgment. To make a warranty claim Buyer shall send a written warranty claim notice (the “Warranty Notice”) by facsimile or e-mail to the warranty department of Embraer or its subsidiary in the United States, whose address is available in the FlyEmbraer web portal. The defective parts shall be returned,  adequately packed, either to Embraer or its Representatives (for the purpose of this warranty “Representatives” shall [***] of Embraer [***]) within a period of [***] after the occurrence of the defect,  provided that such components are actually defective and that the defect has occurred within the periods stipulated in this certificate. Should the defective part not be returned to Embraer within such [***] period, Embraer may have the right, at its sole discretion, to deny the warranty claim.

[***]

NOTE: Notification of any defect claimed under this item 2 must be given to Embraer within [***] after such defect is found.

1

Parts supplied to Buyer as replacement for defective parts are warranted for the balance of the warranty period still available from the original warranty of the exchanged parts.

3)             Embraer will accept no warranty claims under any of the circumstances listed below:

a.              When the Aircraft has been used in an attempt to break records, or subjected to experimental flights, or in any other way not in conformity with the flight manual or the airworthiness certificate, or subjected to any manner of use in contravention of the applicable aerial navigation or other regulations and rules, issued or recommended by government authorities of whatever country in which the aircraft is operated, when accepted and recommended by I.C.A.O.;

b.              When the Aircraft or any of its parts have been altered or modified by Buyer, without prior approval from Embraer or from the manufacturer of the parts through a service bulletin;

c.               Whenever the Aircraft or any of its parts have been involved in an accident, or when parts either defective or not complying to manufacturer’s design or specification have been used;

d.              Whenever parts have had their identification marks, designation, seal or serial number altered or removed;

e.               In the event of negligence, misuse or maintenance services done on the Aircraft, or any of its parts not in accordance with the respective maintenance manual;

f.                In cases of deterioration, wear, breakage, damage or any other defect resulting from the use of inadequate packing methods when returning items to Embraer or its representatives.

4)             This Warranty does not apply to [***].

5)             The Warranty hereby expressed is established between Embraer and Buyer, and it cannot be transferred, assigned or novated to any third party, except as provided otherwise pursuant to Article 14 (Assignment) of the Purchase Agreement.

6)             TO THE EXTENT PERMITTED BY LAW, THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND REMEDIES OF BUYER SET FORTH IN THIS WARRANTY CERTIFICATE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND ANY ASSIGNEE OF EMBRAER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNEE OF EMBRAER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMANCE OR DEFECT OR FAILURE OR ANY OTHER REASON IN ANY AIRCRAFT OR OTHER THING DELIVERED UNDER THE PURCHASE AGREEMENT OF WHICH THIS IS AN ATTACHMENT, INCLUDING DATA, DOCUMENT, INFORMATION OR SERVICE, INCLUDING BUT NOT LIMITED TO:

a.              ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

2

b.              ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

c.               ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OR OTHER RELATED CAUSES OF EMBRAER OR ANY ASSIGNEE OF EMBRAER, WHETHER ACTIVE, PASSIVE OR IMPUTED; AND

d.              ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO ANY AIRCRAFT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7)             No representative or employee of Embraer is authorized to establish any other warranty than the one hereby expressed, nor to assume any additional obligation, relative to the matter, in the name of Embraer and therefore any such statements eventually made by, or in the name of Embraer, shall be void and without effect.

3

ATTACHMENT “D”

AIRCRAFT ESCALATION FORMULA

[***]

1

[***]

[***]

[***]

[***]

ATTACHMENT “G”

AIRCRAFT DELIVERY SCHEDULE

1. Aircraft Delivery Schedule (ref. Purchase Agreement Article 5)

Aircraft	Contractual Delivery Date	Aircraft	Contractual Delivery Date	Aircraft	Contractual Delivery Date
01	[***]	34	[***]	67	[***]
02	[***]	35	[***]	68	[***]
03	[***]	36	[***]	69	[***]
04	[***]	37	[***]	70	[***]
05	[***]	38	[***]	71	[***]
06	[***]	39	[***]	72	[***]
07	[***]	40	[***]	73	[***]
08	[***]	41	[***]	74	[***]
09	[***]	42	[***]	75	[***]
10	[***]	43	[***]	76	[***]
11	[***]	44	[***]	77	[***]
12	[***]	45	[***]	78	[***]
13	[***]	46	[***]	79	[***]
14	[***]	47	[***]	80	[***]
15	[***]	48	[***]	81	[***]
16	[***]	49	[***]	82	[***]
17	[***]	50	[***]	83	[***]
18	[***]	51	[***]	84	[***]
19	[***]	52	[***]	85	[***]
20	[***]	53	[***]	86	[***]
21	[***]	54	[***]	87	[***]
22	[***]	55	[***]	88	[***]
23	[***]	56	[***]	89	[***]
24	[***]	57	[***]	90	[***]
25	[***]	58	[***]	91	[***]
26	[***]	59	[***]	92	[***]
27	[***]	60	[***]	93	[***]
28	[***]	61	[***]	94	[***]
29	[***]	62	[***]	95	[***]
30	[***]	63	[***]	96	[***]
31	[***]	64	[***]	97	[***]
32	[***]	65	[***]	98	[***]
33	[***]	66	[***]	99	[***]
				100	[***]

1

[***]

[***]

LETTER AGREEMENT COM0345-13

INDEX

ARTICLE		PAGE

1.	OPTIONAL EQUIPMENT [***]	2

2.	[***]	2

3.	[***]	3

4.	[***]	5

5.	SPARE PARTS [***]	2

6.	[***]	7

7.	PASSENGER INFORMATION [***]	3

8.	ENGINEERING TECHNICAL SUPPORT	3

9.	[***]	9

10.	[***]	10

11.	[***]	10

12.	INTENTIONALLY DELETED	3

13.	SPARE PARTS [***]	3

14.	[***]	11

15.	[***]	11

16.	[***]	11

17.	[***]	12

18.	MISCELLANEOUS	4

19.	FULL FORCE AND EFFECT OF THE PURCHASE AGREEMENT	4

20.	COUNTERPARTS	4

SCHEDULES:

[***]

1

This Letter Agreement COM0345-13 (this “Letter Agreement”) dated June 17, 2013 is an agreement by and between Embraer S.A. (“Embraer”) with its principal place of business at São José dos Campos, SP, Brazil and SkyWest Inc. (“Buyer”) with its principal place of business at Saint George, Utah, 84790, USA, collectively known as the “Parties”, and relates to Purchase Agreement COM0344-13   entered into by Embraer and Buyer on even date herewith (the “Purchase Agreement”).

This Letter Agreement supplements and constitutes an amendment and modification to the Purchase Agreement as it sets forth additional agreements of the Parties with respect to the matters set forth therein. All capitalized terms not otherwise defined herein shall have the same meaning when used herein as provided in the Purchase Agreement and in case of any conflict between this Letter Agreement and the Purchase Agreement, the provisions of this Letter Agreement shall prevail.

WHEREAS:

a)                         Pursuant and subject to the terms and conditions of the Purchase Agreement, Buyer may buy from Embraer and Embraer shall sell to Buyer up to one hundred (100) Aircraft, and Buyer shall have the option to purchase up to one hundred (100) Purchase Right Aircraft.

b)                         Embraer and Buyer wish to set forth the additional agreements of the Parties with respect to certain matters related to the purchase of the above referenced Aircraft.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                   OPTIONAL EQUIPMENT [***]

Buyer may add or remove optional equipment in the Aircraft to be delivered to Buyer by means of a PMC issued by Embraer. In case Buyer decides to change any optional equipment in the Aircraft to be delivered, Buyer shall send to Embraer a written notice no later than [***] prior to the Contractual Delivery Date [***].

[***]

2.                   [***]

3.                   [***]

4.                   [***]

2

5.                   SPARE PARTS [***]

5.1 Embraer agrees that Buyer will [***].

[***]

6.                   [***]

7.                   PASSENGER INFORMATION [***]

Embraer will provide to Buyer [***] passenger information [***].

8.                   ENGINEERING TECHNICAL SUPPORT

8.1 Embraer shall provide remote technical and engineering support services, twenty-four (24) hours a day and seven (7) days a week, for airframe and systems.  This service may be accessed by phone, fax and e-mail at the main facilities of Embraer and is designed to support daily operations of the Aircraft by Buyer by assisting Buyer with the identification and investigation of the causes of in-service issues and during AOG situations, as required.  This service is offered at no charge to Buyer within such scope and is available for as long as Buyer continues to operate the Aircraft type in regular passenger revenue service.

8.2 Technical and engineering support is also available to assist Buyer in performing structural repairs on the Aircraft. Such assistance consists of the analysis of damage reports submitted by Buyer, preparation of instructions for repair in accordance with structural repair standard of Embraer.  This support shall be provided on an individual event basis [***], up to [***] and Embraer may charge Buyer for the rendering of such assistance [***].

9.                   [***]

10.            [***]

11.            [***]

12.            INTENTIONALLY DELETED

13.            SPARE PARTS [***]

In case Buyer requests, Embraer, through one of its subsidiaries in the USA, will offer to Buyer [***]. Embraer’s obligation to provide [***] shall expire [***].

14.            [***]

3

15.            [***]

16.            [***]

17.             [***]

Any [***] provided [***] pursuant to the Purchase Agreement may [***], as available, from [***].

18.            MISCELLANEOUS

All obligations and rights of the Parties [***].

19.            FULL FORCE AND EFFECT OF THE PURCHASE AGREEMENT

All other terms and conditions of the Purchase Agreement which have not been specifically amended or modified by this Letter Agreement shall remain valid and in full force and effect as and to the extent provided therein without any change as the result of this Letter Agreement.

20.            COUNTERPARTS

This Letter Agreement may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument. This Letter Agreement may be signed by facsimile with originals to follow by an internationally recognized courier.

INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS

4

IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Letter Agreement to be effective as of the date first written above.

EMBRAER S.A.	SKYWEST INC.

By:	By:
Name:	Name: Bradford R. Rich
Title:	Title: President

By:	By:
Name:	Name: Michael J. Kraupp
Title:	Title: Chief Financial Officer and Treasurer

Date:	Date:
Place:	Place:

Witnesses

By:	By:
Name:	Name:

5

[***]

[***]